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                                    RE:
N E W S   B U L L E T I N                                                          [LOGO]
                                                                                     WRC

                  FROM:                                                        W O R L D W I D E
                                                                      -----------------------------------
                                                                    R E S T A U R A N  T   C O N C E P T S
       |
   FRB |  WEBER SHANDWICK
       |  FINANCIAL COMMUNICATIONS                                  15301 Ventura Blvd., Bldg B, Suite 300
                                                                    Sherman Oaks, CA 91403
                                                                    (818) 662-9800
                                                                    NYSE: SZ
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FOR FURTHER INFORMATION:
 AT THE COMPANY:                                              AT FRB | WEBER SHANDWICK:
 Keith Wall                     Kim Forster                   James Hoyne                  Tricia Ross
 Vice President and CFO         Vice President, Planning      General Information          Investor/Analyst Contact
 (818) 662-9800                 (818) 662-9800                (310) 996-7463               (310) 996-7454
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FOR IMMEDIATE RELEASE
February 26, 2002

                 WORLDWIDE RESTAURANT CONCEPTS INC. ANNOUNCES
                    UPCOMING THIRD QUARTER CONFERENCE CALL

SHERMAN OAKS, CA--February 26, 2002--Worldwide Restaurant Concepts, Inc. (NYSE:
SZ) today announced that members of the public are invited to listen to the Company's live quarterly call on the Internet, on Tuesday, March 12, 2002 at 8:00 AM PT / 11:00 AM ET. The conference call will feature Charles Boppell, President and CEO, in a discussion of third quarter results and recent operating developments.

Financial results will be released over the news wires before the market opens on Tuesday, March 12, 2002. The public will have the opportunity to listen to the live conference call over the Internet through CCBN at www.companyboardroom.com. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Worldwide Restaurant Concepts

Worldwide Restaurant Concepts, Inc., formerly known as Sizzler International, Inc., operates, franchises or joint ventures 336 Sizzler(R) restaurants worldwide, 107 KFC(R) restaurants primarily located in Queensland, Australia, and 14 Pat & Oscar's(SM) restaurants.

To the extent that certain statements contained in this document may be deemed under federal securities laws to be forward-looking statements, Worldwide Restaurant Concepts intends that they be subject to the safe-harbor applicable to forward-looking statements under such laws.